Exhibit 99.1

Press Release

United Heritage Corporation again in compliance with Nasdaq Marketplace Rules

Midland, Texas (May 21, 2007) -United Heritage Corporation (NASDAQ:UHCP):

United Heritage Corporation announced on May 18, 2007 the Mr. Franz A. Skryanz agreed to accept a position as a director of the Company and as Chairman of its Audit Committee. On May 21, 2007 the Company received a letter from Nasdaq stating that, based on the information provided by the Company regarding Mr. Skryanz’ appointment, Nasdaq determined that the Company was again in compliance with Marketplace Rule 4350(d)(2). A copy of the letter has been attached as an exhibit to the Current Report on Form 8-K filed by the Company on May 21, 2007.

Contact:
United Heritage Corporation
C. Scott Wilson, Chief Executive Officer
Tel: (432) 686 2618 Fax: (432) 686 2644